SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                            AMENDMENT NO. 1 TO FORM 8-K

                                ----------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 12, 2005

                    CARGO CONNECTION LOGISTICS HOLDING, INC.
                      (F/K/A CHAMPIONLYTE HOLDINGS, INC.)
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        FLORIDA                        000-28223            65-0510294
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NO.)   (IRS EMPLOYEE
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                               600 Bayview Avenue
                             Inwood, New York 11096
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (516) 239-7000
                            (ISSUER TELEPHONE NUMBER)

                           CHAMPIONLYTE HOLDINGS, INC.
                           3450 Park Central Boulevard
                          Pompano Beach, Florida 33064
                            (FORMER NAME AND ADDRESS)


FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 12, 2005 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange (the "Agreement") between the Cargo Connection Logistics Holding, Inc - F/K/A Championlyte Holdings, Inc. (Company), Cargo Connection Logistics Corp. ("Cargo Connection"), a Delaware corporation, and Mid-Coast Management, Inc. ("Mid-Coast"), an Illinois corporation, the Company purchased all of the outstanding shares of Cargo Connection and Mid-Coast for a total of seventy percent (70%) of the issued and outstanding shares of the Company's common stock. As additional consideration, the Company also issued shares of its preferred stock to Cargo Connection and Mid-Coast which are convertible into shares of the Company's common stock so that in twelve (12) months from the Closing Date, Cargo Connection and Mid-Coast will own a total of eighty percent (80%) of the outstanding shares of the Company at such time. Pursuant to the Agreement, Cargo Connection and Mid-Coast became wholly owned subsidiaries of the Company. The acquisition was approved by the unanimous consent of our Board of Directors on May 12, 2005.

On May 12, 2005, the Company completed a financing agreement for $1,000,000 with Highgate House Funds, Ltd. (the "Investor"). Under the agreement the Company issued a $1,000,000 secured convertible debenture with a 10% interest rate to the Investor. The debenture is convertible into common shares of the Company at a conversion price of $0.01 per share. The Company simultaneously issued to the Investor a Warrant to purchase 250,000 shares of the Company's common stock at an exercise price of $0.001. The Company is committed to filing an SB-2 Registration Statement with the SEC within 90 days of funding. There are penalty provisions for the Company should the filing not become effective within 120 days of filing.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Agreement, the Company purchased all of the outstanding shares of Cargo Connection and Mid-Coast for a total of 70% of the issued and outstanding shares of the Company's common stock. Pursuant to the Agreement, Cargo Connection and Mid-Coast became wholly owned subsidiaries of the Company.

Cargo Connection Logistics Corp. ("Cargo Connection") is a transportation logistics provider based in Inwood, NY. Cargo Connection is engaged primarily in hauling truckload and less-than-truckload (LTL) shipments of general commodities in both interstate and intrastate commerce. Cargo Connection operates a domestic and an international logistics operation for all classifications of freight.

The movement of this cargo is accomplished through a network of company drivers and owner-operators that provide needed resources for the book of business and the operational skill to maintain their customer base. Cargo Connection provides the back office operation for the companies, allowing them to focus on the business itself while Cargo Connection deals with the insurance, financial and regulatory portions of the business.

In addition to its truck operation, Cargo Connection is in the warehouse and distribution movement of dry goods from its inbound locations at Atlanta, GA; Bensenville, IL; Columbus, OH; Inwood, NY and Miami, FL to points throughout the United States. These operations enhance the appeal to entrepreneurial agents mainly because it provides built-in backhauls from primary markets for their truck operations.

Cargo Connection provides carriers with, amongst a host of other aspects of air carrier handling, electronic messaging, customer service, surface transportation, Unit Loading Device (ULD) control, and collection of monies.

In the Chicago area, Cargo Connection operates a US Customs Bonded Container Freight Station in Bensenville, IL. It is a 92,000 sq. ft. facility that also operates as the Midwest trucking center.

In New York, the USA headquarters, Cargo Connection operates a 105,000-sq. ft. US Customs Bonded Container Freight Station. At this location, Cargo Connection provides the build-up and breakdown of air cargo for airlines and freight forwarders. At one time Cargo Connection's largest airline partner in New York was El-Al Israel Airlines. Cargo Connection provided off Airport pallet building services for them.

In the southeast Cargo Connection operates a 27,520 sq. ft. US Customs Bonded Container Freight Station just off the Hartsfield-Jackson International Airport in Atlanta and a 36,000 sq. ft. US Customs Bonded Container Freight Station in Miami near Miami International Airport. Both operations serve as trucking operations for the region as well.

In Columbus, Ohio, Cargo Connection currently operates a 52,000 sq. ft. US Customs Bonded Container Freight Station and trucking operation.

Currently Cargo Connection has a fleet of approximately twenty 5000 pound Yale, Toyota and Komatsu Forklifts. Most of these trucks is leased with full maintenance agreements to ensure that the company is never left without the proper equipment. In addition, in those locations where it handles ULD's for the airlines, Cargo Connection has 15,000 lb. capacity trucks so the loaded ULD's can be moved efficiently.

Pursuant to the Agreement, as additional consideration, the Company also issued shares of its preferred stock to Cargo Connection and Mid-Coast which are convertible into shares of the Company's common stock so that in twelve (12) months from the Closing Date, Cargo Connection and Mid-Coast will own a total of eighty (80%) percent of the outstanding shares of the Company at such time.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On May 12, 2005, pursuant to the Agreement, we agreed to issue a total of a total of 70% of the issued and outstanding shares of the Company's common stock to Cargo Connection and Mid-Coast in exchange for all of the outstanding shares of Cargo Connection and Mid-Coast. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Cargo Connection and Mid-Coast had the necessary investment intent as required by Section 4(2) since Cargo Connection and Mid-Coast agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the terms of the Agreement, Cargo Connection and Mid-Coast will be issued a total of 70% of the issued and outstanding shares of the Company's common stock shares of the Company's authorized common stock. The shares to be held by Cargo Connection and Mid-Coast represent a majority of the Company's outstanding common stock. As part of the Agreement, the following changes to the Company's directors and officers have occurred.

David Goldberg resigned as the Company's President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors; and Thad Kaplan and Steven Field resigned as members of the Board of Directors, effective May 12, 2005.

Jesse Dobrinsky was appointed as the Company's President and Chief Executive Officer; Scott Goodman was appointed as the Company's Secretary, Chief Financial Officer, and Chief Operating Officer; and John Udell was appointed as the Company's Vice-President as of May 12, 2005.

Further, Jesse Dobrinsky and Scott Goodman were appointed as members of the Board of Directors of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

David Goldberg resigned as the Company's President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors; and Thad Kaplan and Steven Field resigned as members of the Board of Directors, effective May 12, 2005.

Jesse Dobrinsky was appointed as the Company's President and Chief Executive Officer; Scott Goodman was appointed as the Company's Secretary, Chief Financial Officer, and Chief Operating Officer; and John Udell was appointed as the Company's Vice-President as of May 12, 2005.

Further, Jesse Dobrinsky and Scott Goodman were appointed as members of the Board of Directors of the Company.

Jesse Dobrinsky - President and CEO

Jesse was born in 1956. He was raised and educated in New York. Jesse has been an entrepreneur all of his life. While working his way through college, Jesse worked as an assistant pharmacist and an assistant manager for Edison Brothers Shoes. In mid-1978 he and an associate opened a retail stereo shop called Sounds Incredible. They grew this business until the sales volume was in excess of one
(1) million dollars per year. In 1981, Jesse was enticed into a family restaurant business where he spent the next year building up the business.
In 1982, Jesse was given the opportunity to open a sales agency for a group of Midwestern meat haulers. This company was called Coast Dispatch, Inc. It was started in a small office in Manhattan and its focus was to sell westbound freight from the Northeastern portion of the United States. As this business grew, the customers began to inquire about trucks to haul freight throughout the country. In early 1983 Coast Dispatch, Inc. became an irregular route common carrier. Over the next twelve years Coast Dispatch, Inc. grew to over 40 company trucks and ten million dollars in sales.

In 1995 Landstar Inway approached Jesse and asked him to open an Air-Freight Division for the Landstar group. This division was called Cargo Connection Logistics. With Jesse at the helm the company grew from less then three million dollars in sales in 1996 to over five million dollars in sales in 1997. In late 1997, Landstar Inway was directed to refocus on their core business and to disband any business that was not related to that core business. In 1997, Cargo Connection Logistics became a non-owned division of ARL and in 1998, did in excess of eight million dollars in sales. In 1999 the sales volume exceeded twelve million dollars and Cargo Connection Logistics became the largest non-owned division of ARL.

Scott Goodman - COO and CFO

Scott was born in 1959. He attended schools in New York and Massachusetts. Scott holds a Bachelor of Science Degree in Business Administration with a major in accounting from Northeastern University. He also obtained his MBA from Adelphi University with majors in International Business and Corporate Finance.

Scott began his career with Norman Goldstein Associates where his primary duties were as Controller for NGA and as Director of Operations for its subsidiary company, E & N Plastics. It was at this company that Scott began to travel the world. In 1983, Scott joined M. Blumenthal Graphics, a New York City printing house, as Controller and later as Director of Operations.

In 1988, Scott went to work for Lafayette Precision Products. As Controller and Director of Purchasing, Scott was responsible for overseeing and managing the installation and implementation of a new computer system. In addition, he was very involved with developing new procedures for purchasing, inventory control and financial reporting. When Reichel & Drews bought the company and ultimately moved the operation to their headquarters in Itasca, IL in 1990, Scott went to work for Landes Marketing. At Landes Marketing Scott held dual positions as their Vice President and General Manager. He joined them in order to restructure their financial debt and reduce costs after heavy losses were sustained by the Landes family. Landes was a leader in the marketing and distribution of silver-plated tabletop and giftware. It was in this position that Scott began to develop a deeper understanding of the import business. One of the vendors Scott became intimate with was Ben Forman & Sons. In 1992, when Landes Marketing was being sold, Scott went to work for Ben Forman & Sons where he was responsible for the financial area of the multi-million dollar manufacturing company. He was also responsible for the company's related real-estate ventures.

In 1995 Scott Goodman met Jesse Dobrinsky. In late 1995 he went to work for Coast Dispatch, Inc. as its CFO. In 1996 Scott joined Jesse Dobrinsky at Cargo Connection Logistics, where they went to work for Landstar Inway.

With Jesse Dobrinsky as President, Scott joined the team as Executive Vice President. The company grew from less than three million dollars in sales in 1996 to over five million in sales in 1997. In late 1997, Landstar Inway was directed to refocus on their core business and to disband any business that was not related to that main business focus. In 1997 Cargo Connection Logistics became a non-owned division of ARL and in 1998 had sales volumes in excess of eight million dollars. In 1999 the sales volume exceeded twelve million dollars and Cargo Connection Logistics became the largest non-owned division of ARL.

John L. Udell - Vice President

John was born in 1955. He was raised and educated in New York. John has had an entrepreneurial spirit his whole life. While working his way through college, John had many jobs. In 1976, before completing his education, John was called home from school to help save the family business. Later that year, John became the Director of the Finishing Division for AMPCO Printing Company.

It became John's responsibility to make sure that jobs were finished properly and shipped out in a timely manner. While performing this job it became clear to John that there was a need for and ultimately an opportunity for a trucking company that could provide expedited service for the printing industry. He took this concept to a friend and in 1982, Jesse Dobrinsky and John Udell formed a company called Coast Dispatch, Inc.

John soon found himself intrigued by the growth and opportunity at Coast Dispatch, Inc. He soon decided to make it his full time career. Over the next 12 years John was very instrumental in the development and growth of Coast Dispatch, Inc. In 1996, when Jesse departed from the company, John became its President and began to lead the company into a rebuilding process. It was his dream to build a regional trucking company that would focus on the New York Tri-State Area. In 1996, after bringing the company through a major overhaul, the investors chose to shut down the company. During that last year John had managed to reduce the debts of Coast Dispatch, Inc. from just over two million dollars to less than fifty thousand dollars. John spent the balance of the year closing Coast Dispatch, Inc. and selling off the assets of the company.

In mid-1997, John joined Cargo Connection Logistics as its Director of Container Freight Station Operations. In that capacity, John managed the two main CFS operations in New York and Chicago. John also headed up both the Safety & Compliance and Driver Recruitment Departments.

No transactions occurred in the last two years to which the Company was a party in which any director or officer had or is to have a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)   Financial Statements of Business Acquired.

      Financial Statements of the Business Acquired are filed with this amendment to this Form 8K.

(b) Exhibits.

Stock Purchase Agreement and Share Exchange dated May 12, 2005, by and among Championlyte Holdings, Inc.; Cargo Connection Logistics Corp.; and Mid-Coast Management, Inc.*

* Filed as an exhibit to the original 8K filed with the SEC on May 18, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CARGO CONNECTION LOGISTICS HOLDING, INC.

                                    By: /s/ Jesse Dobrinsky
                                        --------------------------
                                            JESSE DOBRINSKY
                                            President, CEO

Dated: July 25, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Cargo Connection Logistics Corp. Inwood, New York

      We have audited the accompanying combined balance sheet of Cargo Connection Logistics Corp. and affiliate, as of December 31, 2004 and the related combined statements of operations, and stockholders deficit and cash flows for the years ended December 31, 2004 and 2003. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Cargo Connection Logistics Corp. and affiliate as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic combined financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

      The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the combined financial statements, the Company has suffered losses from operations and has a working capital deficit at December 31, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Friedman LLP
East Hanover, New Jersey

July 18, 2005

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS

Current Assets
    Cash                                                            $    95,630
    Escrow held by factor for carriers                                  360,153
    Corporate accounts receivable, net of allowance for doubtful
        accounts of $632,700                                          1,083,717
    Due from factor                                                     244,047
    Prepaid expenses                                                    265,447
                                                                    -----------
Total current assets                                                  2,048,994
                                                                    -----------

Property and equipment, net                                             679,514
Due from officers                                                        36,780
Due from related parties                                                 65,953
Due from others                                                           7,240
Security deposits                                                       164,414
                                                                    -----------
Total Assets                                                        $ 3,002,895
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
    Accounts payable and accrued expenses                           $ 2,667,773
    Current portion of notes payable                                    215,813
    Current portion of capital leases payable                            75,029
    Note payable - factor                                               428,534
    Due to related parties                                              155,230
    Due to officers                                                      89,059
    Security deposits and escrowed funds                                 35,047
                                                                    -----------
Total current liabilities                                             3,666,485
                                                                    -----------

Long term portion of notes payable                                       95,996
Long term portion of capital leases payable                              77,152
Deferred rent                                                            94,315
                                                                    -----------
          Total Liabilities                                           3,933,948
                                                                    -----------

Commitments and contingencies

Stockholders' Deficit
    Common stock                                                             44
    Additional paid in capital                                           40,284
    Accumulated deficit                                                (971,381)
                                                                    -----------
          Total Stockholders' Deficit                                  (931,053)
                                                                    -----------

Total Liabilities and Stockholders' Deficit                         $ 3,002,895
                                                                    ===========



              The accompanying notes should be read in conjunction
                     with the combined financial statements.

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                        COMBINED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                         2004            2003
                                                     ------------    ------------
Operating revenue:
    Agency revenue - net                             $         --    $    515,189
    Direct revenue                                     18,343,972      11,839,827
                                                     ------------    ------------
          Total operating revenue                      18,343,972      12,355,016
                                                     ------------    ------------

Direct operating expenses                              11,662,030       6,257,238
                                                     ------------    ------------

Gross profit                                            6,681,942       6,097,778
                                                     ------------    ------------

Indirect operating expenses:
    Selling                                               355,112         232,469
    General and administrative                          7,247,424       6,082,269
                                                     ------------    ------------
          Total indirect operating expenses             7,602,536       6,314,738
                                                     ------------    ------------

Loss from continuing operations before other
    income (expense)                                     (920,594)       (216,960)
                                                     ------------    ------------

Other income (expense)
    Interest income                                         1,694           3,716
    Interest expense                                     (213,009)       (109,185)
    Management fee                                          7,695         159,000
    Rental income                                          74,002          25,900
    Commission income                                       2,714          10,981
    Gain on sale of asset                                  25,300           3,500
    Other income                                          169,836         223,362
                                                     ------------    ------------
          Total other income (expense)                     68,232         317,274
                                                     ------------    ------------

                                                     ------------    ------------
Net income (loss)                                    $   (852,362)   $    100,314
                                                     ============    ============



              The accompanying notes should be read in conjunction
                     with the combined financial statements.

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                      Cargo Connection    Mid-Coast
                                       Logistics Corp.  Management, Inc.    Additional                        Total
                                        Common Stock     Common Stock        Paid-in      Accumulated      Stockholders'/
                                      Shares   Amount  Shares     Amount     Capital        Deficit          Deficit
                                     -------  -------  ------    -------   ------------  ---------------  --------------
Balance at December 31, 2002           400    $    4     4,000    $   40    $    4,056   $     (219,333)  $    (215,233)

Forgiveness of accrued expenses
  due to certain executives                                                     36,228                           36,228

Net income for the year ended
  December 31, 2003                      -         -         -         -             -          100,314         100,314
                                     ------  --------  --------  --------  ------------ ---------------- ---------------

Balance at December 31, 2003           400         4     4,000        40        40,284         (119,019)        (78,691)

Net loss for the year ended
  December 31, 2004                      -         -         -         -             -         (852,362)       (852,362)
                                     ------  --------  --------  --------  ------------    ------------- ---------------

Balance at December 31, 2004           400    $    4     4,000    $   40    $   40,284   $     (971,381)  $    (931,053)
                                     ======  ========  ========  ========  ============ ================ ===============


              The accompanying notes should be read in conjunction
                     with the combined financial statements.

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                2004         2003
                                                              ---------    ---------
Cash flows from operating activities:
  Net income (loss)                                           $(852,362)   $ 100,314
  Adjustments to reconcile net income (loss) to net
    cash used in operating activities:
          Depreciation and amortization                         263,939      219,021
          Bad debt expense                                      525,000      105,700
          Deferred rent                                          (8,882)     (46,856)
  Changes in operating assets and liabilities:
          Decrease (increase) in escrow held by factor           41,023     (401,176)
          Increase in accounts receivable                      (545,850)    (172,021)
          Decrease in due from carrier, net of advances              --      241,542
          Decrease (increase) in due from factor                208,637     (452,684)
          Increase in prepaid expenses                         (127,533)     (56,989)
          Decrease in other receivables                              --        7,355
          Increase in due from others                            (4,651)      (2,589)
          Increase in accounts payable and accrued expenses     486,795      553,238
          Increase in note payable - factor                     428,534           --
          Decrease in customer loan payable                          --      (80,000)
          Decrease in customer deposits                        (320,850)          --
          Increase in security deposits and escrowed funds       11,011       24,036
          Decrease in income taxes payable                       (5,400)      (6,673)
                                                              ---------    ---------

Net cash provided by operating activities                        99,411       32,218
                                                              ---------    ---------

Cash flows from investing activities
Repayments of security deposits                                  98,262       71,230
Purchase of property and equipment                             (147,465)     (91,810)
                                                              ---------    ---------

Net cash used in investing activities                           (49,203)     (20,580)
                                                              ---------    ---------

Cash flows from financing activities
Advances to officers                                             (7,700)     (21,924)
Amounts received from officers                                   63,039          170
Advances to related parties                                          --      (48,432)
Amounts received from related parties                           156,168       52,483
Proceeds from notes payable                                      60,000       90,200
Principal payments on notes payable                            (373,604)    (106,291)
Principal payments on capital leases payable                    (85,198)    (104,842)
                                                              ---------    ---------

Net cash used in financing activities                          (187,295)    (138,636)
                                                              ---------    ---------

Net decrease in cash                                           (137,087)    (126,998)

Cash, beginning of year                                         232,717      359,715
                                                              ---------    ---------

Cash, end of year                                             $  95,630    $ 232,717
                                                              =========    =========


              The accompanying notes should be read in conjunction
                     with the combined financial statements.

                CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

Supplemental disclosure of cash flow information:

                                                                     2004         2003
                                                                 ------------   --------
    Cash paid during the year for:
          Interest                                               $    201,061   $ 95,959
                                                                 ============   ========
          Income taxes                                           $         --   $     --
                                                                 ============   ========

Supplemental schedule of non-cash investing activities:

    Acquisition of equipment through capital lease obligations   $     50,985   $102,696
                                                                 ============   ========
    Acquisition of equipment through notes payable               $     57,200   $304,945
                                                                 ============   ========
    Conversion of accounts payable to notes payable              $         --   $256,843
                                                                 ============   ========
    Forgiveness of accrued expenses to certain executives        $         --   $ 36,228
                                                                 ============   ========


              The accompanying notes should be read in conjunction
                     with the combined financial statements.

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Principles of combination

            The accompanying combined financial statements include the accounts of Cargo Connection Logistics Corp. ("Cargo"), and Mid-Coast Management, Inc. ("Mid-Coast"), (collectively, the "Companies") for the year ended December 31, 2004 and 2003. All significant intercompany transactions and balances have been eliminated in combination.

      b)    Principal business activity

            The Companies listed below are engaged in the transportation and logistics business on a nationwide basis. Each company is involved in a different aspect of the industry as described.

            Cargo

            Cargo was incorporated in the State of Delaware on February 20, 1996. Cargo is a third party logistics provider. Cargo specializes in transporting small and large shipments throughout North America through its transportation network. Cargo provides domestic logistics services for both domestic and international freight of all kinds. The focus of Cargo is to reduce the time that merchandise runs through the supply chain. The service provided is through the use of Cargo's Container Freight Station Operations and Cargo's Truck Network. Cargo's headquarters is located in Inwood, NY. Cargo also has stations in Atlanta, GA; Charlotte, NC; Chicago, IL; Columbus, OH; Inwood, NY; Miami, FL and Pittsburgh, PA.

            Mid-Coast

            Mid-Coast was incorporated in the State of Illinois on December 28, 1994. Mid-Coast is a nationwide logistics service provider engaged in receiving customers' goods, warehousing such goods, and while awaiting for or after clearance through United States Customs, coordinating the breakdown and sorting or the consolidation of customers' goods, and arranging for the shipments of those goods within the United States. Mid-Coast has facilities in New York, Ohio, and Illinois.

      c)    Cash, concentration of credit risk

            The Companies maintain cash in bank accounts, which, at times, may exceed Federal Deposit Insurance Corporation insured limits. The Companies have not experienced any losses on these accounts, and believes that such risk in minimal.

      d)    Accounts receivable

            The Companies utilize the allowance method for recognizing the collectibility of its accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding and the facts surrounding these accounts.


      e)    Property and equipment and depreciation and amortization

            Property and equipment is recorded at cost. Depreciation and amortization of property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of the office equipment, trucks, machinery and equipment, and furniture and fixtures are five years. Computer equipment and software is

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

            depreciated over three years and leasehold improvements are depreciated over the remaining life of the leases.

            Reviews are regularly performed to determine whether facts and circumstances exist which indicate that the carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. The Companies assess the recoverability of its assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives.

      f)    Revenue recognition

            Cargo recognizes all revenues based upon delivery of the goods at their final destination. Mid-Coast recognizes revenue upon the completion of services. Agency revenue is recorded on a net basis in accordance with the agency agreements which Cargo has with certain carriers. Agency revenue-net reflects gross trucking revenues, net of direct expenses paid by the carrier on behalf of the Companies, including the carrier's fees. Expenses for direct use of the Companies' trucks used in agency transactions are not netted against revenues and are included in direct operating expenses. Non-agency revenue generated directly by the Companies is recorded on a gross basis. Costs related to such revenue are included in direct operating expenses.

      g)    Income taxes

            The Companies, with the consent of their shareholders, has elected under the Subchapter S provisions of the Internal Revenue Code and various tax laws to be treated as an "S" Corporation. Accordingly, there is no provision for Federal and State income taxes for the Companies, other than minimum taxes due and income tax on those local taxing authorities that do not recognize "S" Corporation status, for the years ended December 31, 2004 and 2003 because such liability is the responsibility of the individual shareholders.

            Effective with the business combination as described in Note 11, the Companies' "S" corporate elections are revoked and will be considered corporations of a consolidated group subject to Federal, State and Local Corporate taxes. On a prospective basis, the companies expect to have an effective income tax rate of approximately 40%.

      h)    Estimated liability for insurance claims

            The Companies maintain automobile, general, cargo, and workers' compensation claim liability insurance coverage's under both deductible and retrospective rating policies. In the month claims are reported, the Companies estimate and establish any potential liabilities, if they exist, for its share of ultimate settlements using all available information, coupled with the Companies' history of such claims. Claim estimates are adjusted when additional information becomes available. The recorded expense depends upon actual loss experience and changes in estimates of settlement amounts for open claims that have not been fully resolved. However, final settlement of these claims could differ from the amounts the Companies have accrued at year-end.

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

      i)    Use of estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      j)    Fair value disclosure at December 31, 2004 and 2003

            The carrying value for cash, receivables, and accounts payable approximate their fair values due to the immediate or short-term maturities of these financial instruments. The carrying amounts of the Companies' long-term debt also approximate fair values based on current rates for similar debt.

NOTE  2 - GOING CONCERN

            The Companies occurred a net loss in the year ended December 31, 2004, and has had working capital deficiency in prior years. The Companies have devoted substantially all of their efforts to increasing revenues, achieving profitability, and obtaining long-term financing and raising equity. See subsequent event footnote with regard to financing.

            The Companies' combined financial statements have been prepared on the assumption that the Companies will continue as a going concern. Management is seeking various types of additional funding such as issuance of additional common or preferred stock, additional lines of credit, or issuance of subordinated debentures or other forms of debt will be pursued. The funding should alleviate the Companies' working capital deficiency and increase profitability. However, it is not possible to predict the success of management's efforts to achieve profitability. Also, there can be no assurance that additional funding will be available when needed or, if available, that its terms will be favorable or acceptable.

            If the additional financing or arrangements cannot be obtained, the Companies would be materially and adversely affected and there would be substantial doubt about the Companies' ability to continue as a going concern. The combined financial statements do not include any adjustments relating to the recoverability and realization of assets and classifications of liabilities necessary if the Companies become unable to continue as a going concern.

NOTE  3 - RECENT ACCOUNTING PRONOUNCEMENTS

            In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment". SFAS No. 123R is a revision of SFAS No. 123, "Accounting for Stock Based Compensation", and supersedes APB 25, "Accounting for Stock Issued to Employees". Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. In addition, SFAS No. 123R will cause unrecognized expense related to options vesting after the date of initial adoption to be recognized as a charge to results of operations

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE  3 - RECENT ACCOUNTING PRONOUNCEMENTS (cont'd)

            over the remaining vesting period. The effective date of SFAS 123R is the first reporting period beginning after June 15, 2005, which is third quarter 2005 for calendar year companies, although early adoption is allowed. However, on April 14, 2005, the Securities and Exchange Commission (SEC) announced that the effective date of SFAS 123R will be suspended until January 1, 2006, for calendar year companies. The Company is currently evaluating the impact of this new standard, but believes that it will not have a material impact upon the Company's financial position, results of operations or cash flows.

            In December 2004, the FASB issued FSP FAS No. 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, for the Tax Deduction Provided to U.S. Based Manufacturers by the American Jobs Creation Act of 2004" ("FSP FAS No. 109-1"). This statement requires the qualified production activities deduction as defined in the American Jobs Creation Act of 2004 (the "Jobs Act") to be accounted for as a special deduction in accordance with SFAS No. 109, "Accounting for Income Taxes." The statement also requires that the special deduction should be considered in measuring deferred taxes when graduated tax rates are a significant factor and when assessing whether a valuation allowance is necessary. FSP FAS No. 109-1 was effective upon issuance. In accordance with the Jobs Act, determination of the qualified production activities deduction is not required until 2005, however, due to Fresh Start reporting, THE COMPANY is required to adopt FSP FAS No. 109-1 as a Fresh Start adjustment on December 21, 2004. Due to the projected tax losses for the next few years, management does not believe that this statement will have a material effect on the Company's results of operations, financial condition and liquidity.

            In December 2004, the FASB issued SFAS No. 153 "Exchanges of Non-monetary Assets--an amendment of APB Opinion No. 29." This Statement amended APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company is currently evaluating the impact of this new standard, but believes that it will not have a material impact upon the Company's financial position, results of operations or cash flows.

            In November 2004, the FASB issued SFAS No. 151 "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2005. The Company is currently evaluating the impact of this new standard, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

NOTE  4 - FACTORING FACILITY

            In September 2003 Cargo entered into an agreement with Accord Financial, Inc. ("Accord"), a financial services company whereby Accord would provide an accounts receivable factoring facility by purchasing certain accounts receivable and extending credit with a maximum borrowing amount of $2,000,000. The contract is annual in nature, automatically renewing annually unless Cargo provides thirty
            (30) days cancellation notice. The agreement provides

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE  4 - FACTORING FACILITY (cont'd)

            that Accord will purchase up to 90% of eligible accounts receivable of Cargo minus a discount of approximately 1.2% and a discretionary reserve (holdback) which is reduced with payments from the debtor. If an invoice is outstanding over 90 days, Cargo, under recourse provisions, must buy back the invoice from Accord. Cargo must submit a minimum of $1,500,000 of eligible invoices in any calendar quarter.

            At December 31, 2004, $244,047 is due from Accord which represents the reserve against submitted invoices. The escrow being held by Accord totaling $360,153 represents funds available to assist Cargo in funding payments to carriers. At December 31, 2004, the total amount advanced by Accord was $1,035,215, which represents the financing of accounts receivables purchased.

            Promissory Note

            In addition, with the bankruptcy filing of one of Cargo's customers, a Promissory Note was entered into for the repayment of the advances given to Cargo for eligible invoices for that customer. This note was entered into on December 3, 2004 in the amount of $523,412 with an interest rate of eighteen percent (18%). Terms of the note call for five percent (5%) of the eligible and certain accounts receivable not previously sold, collections be applied as payment towards the note and the balance of the note is due in full on June 30, 2006. Cargo expects that through its collection process that this obligation will be fully paid in 2005.


NOTE  5 - PROPERTY AND EQUIPMENT, NET

            At December 31, 2004, property and equipment, at cost, consist of the following:

                                                                         2004
                                                                      ----------
           Trucks and autos                                           $  234,192
           Computer equipment and software                               625,324
           Office equipment                                              302,780
           Leasehold improvements                                        130,740
           Machinery and equipment                                       394,003
           Furniture and fixtures                                         24,088
                                                                      ----------
                                                                       1,711,127
           Less: accumulated depreciation and
             amortization                                              1,031,613
                                                                      ----------

                                                                      $  679,514
                                                                      ==========

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 6 - RELATED PARTY TRANSACTIONS

            As of December 31, 2004 the Companies are due $65,953 from related entities not included in these combined financial statements which are controlled by the Companies' stockholders. These receivables are non-interest bearing and do not have formal repayment terms. Management does not anticipate full collection of these amounts within a one-year period.

            As of December 31, 2004, the Companies owed $155,230 to related entities not included in these combined financial statements which are controlled by the Companies' stockholders. These amounts are non-interest bearing and do not bear formal repayment terms. Management anticipates repayment of this liability by December 31, 2005.

            The Companies rent warehouse space and equipment from related companies. For the years ended December 31, 2004 and 2003, rent expense charged to operations related to these rentals totaled $784,499 and $130,080 respectively. The leases, which contain various options for extending, fully terminate in February, 2014. In addition, management fees received totaling $159,000 in 2003 relate to reimbursement of administrative expenses.

            In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46 (revised December 2003) requiring certain variable interest entities to be consolidated by the primary beneficiary for financial reporting. The Companies are currently evaluating whether it will be required to consolidate with the variable interest entities for the year ending December 31, 2005.

            Employment Agreements

            Unpaid compensation has been treated as a capital contribution from the officers in 2003.

NOTE  7 - OBLIGATIONS UNDER CAPITAL LEASES

            The Companies lease machinery, equipment and software under various non-cancelable capital leases with a capitalized cost of $907,506, less accumulated depreciation of $457,670. The obligations are due in varying monthly installments of principal and interest totaling $7,619, with interest rates ranging from 12% to 16.1% and mature through September 30, 2008. Certain obligations are guaranteed by the majority stockholders.

            As of December 31, 2004, the aggregate future minimum remaining lease payments under these leases are as follows:

                     Year Ending
                     December 31,
                     ------------
                       2005                                             $ 83,347
                       2006                                               42,931
                       2007                                               28,618
                       2008                                               11,422
                                                                        --------

                         Total                                           166,318
                       Less: amount representing interest                 14,137
                                                                        --------
                       Net present value of capital lease obligations    152,181
                       Current portion                                    75,029
                                                                        --------
                       Long-term portion                                $ 77,152
                                                                        ========

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 8 - NOTES PAYABLE

            In March, 2003, Cargo entered into a loan agreement with a vendor in the amount of $100,573 for the purpose of financing the purchase of seven trailers. In July, 2004, Cargo entered into a loan agreement with the same vendor in the amount of $57,200 the purpose of financing the purchase of four trailers. These notes bear interest at a rate of 3.9% per annum and mature on February 2005 and July 2005, respectively. The notes are payable in equal monthly installments of $4,350 and $4,400, respectively and are collateralized by the trailers. As of December 31, 2004 the balances due total $39,536. In April 2005, the agreements were paid in full.

            In May, 2003, Cargo entered into a loan agreement with U.S. Small Business Administration ("SBA") whereby the SBA loaned $90,200 for working capital purposes. The loan bears interest at a rate of 4% per annum. The loan matures in 2008, where the balance due approximates $14,000. Monthly installments of $2,664 are due beginning in June, 2005. No payments for interest or principal are required before that date. The note is secured by the personal guarantees of the officers of Cargo and is collateralized by substantially all the assets of Cargo.

            In September, 2003, Cargo entered into a note payable for $204,372 which is secured by six tractors. The note bears interest at rate of 8% per annum and is payable in monthly installments of principal and interest totaling $7,489, matures in February 2006 and is collateralized by the tractors. At December 31, 2004, the balance due is $99,784. The note is secured by the personal guarantees of the officers of Cargo.

            In December, 2003, Mid-Coast converted $108,256 of accounts payable due to a vendor requiring monthly payments of $10,000 into a note payable maturing February 1, 2005. The note bears no interest and has therefore been discounted utilizing federal applicable rates of 5.01%. At December 31, 2004, the balance due is $22,288.

            In March 2004, Mid-Coast entered into a revolving term loan with its financial institution whereby Mid-Coast was granted a $100,000 line of credit. At December 31, 2004, the balance on the line of credit was $60,000 and bears interest at a rate of prime plus 2 1/2% (7.5% at December 31, 2004). Mid-Coast is required to make monthly interest only payments until December 15, 2006, when the line of credit terminates. At that time the remaining balance becomes a note payable with a four year term. The obligation is collateralized by all of the assets of Mid-Coast and guaranteed by all of this company's officers. Mid-Coast expects to fully repay this obligation in 2005 and is being classified as all currently due.

            At December 31, 2004, future minimum remaining principal payments on the above notes are as follows:

                          Year Ending
                         December 31,
                            2005                                        $215,813
                            2006                                          44,083
                            2007                                          30,446
                            2008                                          21,467
                            2009                                              --
                                                                        --------
                                                                        $311,809
                                                                        ========

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 9 - COMMITMENTS AND CONTINGENCIES

            Lease commitments

            The Companies have entered into non-cancelable operating leases for offices and warehouse space in several states including Illinois, New York, Ohio, Florida and Georgia. Additionally, the Companies lease equipment and trucks under non-cancelable operating leases. The leases are subject to escalation for the Companies' proportionate share of increases in real estate taxes and certain other operating expenses. The approximate future minimum rentals under non-cancelable operating leases in effect on December 31, 2004 are as follows:

                                                Office and
                                                Warehouse             Equipment
                                                  Space               and Trucks
                                                ----------            ----------
                        2005                    $  982,235            $   22,831
                        2006                       979,128                22,182
                        2007                       970,341                22,182
                        2008                       910,266                11,422
                        2009                       566,622                    --
                           Thereafter               71,763                    --
                                                ----------            ----------
                                                $4,480,355            $   78,617
                                                ==========            ==========

            Rent expense charged to operations for office and warehouse space for the years ended December 31, 2004 and 2003 amounted to $ 1,672,732 and $1,283,824, respectively. Rent expense charged to operations for trucks and equipment for the years ended December 31, 2004 and 2003 amounted to $106,125 and $235,278, respectively. .

            Significant customers

            For the years ended December 31, 2004 and 2003, the Companies had two customers, which comprised 75% and 85% of operating revenue, respectively.

            Litigation

            The Companies are party to various legal proceedings, which are generally incidental to their business. Although the ultimate disposition of legal proceedings cannot be predicted with certainty, it is the opinion of management that the outcome of any claim which is pending or threatened, either individually or on a combined basis, will not have a materially adverse effect on the combined financial statements of the Companies.

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 10 - COMMON STOCK

               Common stock at December 31, 2004 and 2003 consists of:

               Cargo Connection Logistics Corp. -
                 $.01 par value; 1,000 shares authorized;
                 400 shares issued and outstanding                    $        4

               Mid-Coast Management, Inc. -
                 $.01 par value; 10,000 shares authorized;
                 4000 shares issued and outstanding                           40
                                                                      ----------

                                                                      $       44
                                                                      ==========

NOTE 11 - SUBSEQUENT EVENTS

            Business combination

            On May 12, 2005 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange (the "Agreement") between ChampionLyte Holdings, Inc. (Champion), and the Companies, Champion purchased all of the outstanding shares of the Companies for a total of 70% of the issued and outstanding shares of Champion's common stock to be accounted for as a reverse merger. For accounting purposes, the Companies are deemed to have been the accounting acquirer in the merger. Although Championlyte was the legal survivor in the merger and remains the registrant with the Securities and Exchange Commission, under accounting principles generally accepted in the United States, the merger was accounted for as a reverse acquisition, whereby the Companies was considered the "acquirer" of Championlyte for financial reporting purposes as the Companies had all significant operations and its stockholders controlled more than 50% of the post transaction combined company. Among other matters, reverse merger accounting requires Championlyte to present in all financial statements and other public information filings, prior historical and other information of the Companies, and a retroactive restatement of the Companies historical shareholders investment for the equivalent number of shares of common stock received in the merger. Accordingly, the consolidated and combined financial statements will present the results of operations of the Companies and reflect the acquisition of Championlyte under the purchase method of accounting. Subsequent to January 1, 2005, the operations of the Company reflect the consolidated and combined operations of the former Championlyte and the companies.

            Concurrently, as part of the transaction, Champion issued a $1,000,000 secured convertible debenture with a 10% interest rate to an investor. The debenture is convertible into common shares of the Champion at a conversion price of $0.01 per share. Champion simultaneously issued to the Investor a Warrant to purchase 250,000 shares of the Champion's common stock at an exercise price of $0.001. In twelve (12) months from the closing date, the Companies will own a total of eighty (80%) percent of the outstanding shares of Champion at such time. The acquisition was approved by the unanimous consent of Champion's Board of Directors on May 12, 2005.

            Name Change

            Effective May 23, 2005 the name ChampionLyte Holdings, Inc. was changed to Cargo Connection Logistics Holding, Inc. to better reflect the focus of the entity.